Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

October 24, 2024

JPMorgan Chase Bank, N.A., as

Administrative Agent

500 Stanton Christiana Road

NCC 5, Floor 1

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended by that certain Amendment No. 1 dated as of October 30, 2023, as further amended by that certain Amendment No. 2 dated as of June 11, 2024 and as further amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among HPS Corporate Lending Fund (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Borrower has requested in a letter dated October 24, 2024 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.08(e) of the Credit Agreement, Wells Fargo Bank, N.A. (the “Assuming Lender”), hereby agrees to make the Multicurrency Commitments in the amount set forth opposite the name of the Assuming Lender listed in Schedule I hereto, such Multicurrency Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided, that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower which shall be dated as of the Increase Date and in substantially the form of Exhibit I hereto.

B. Confirmation of Assuming Lender. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (iii) acknowledges and agrees that, from and after the Increase Date, the making of the associated Multicurrency Commitments shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Increase Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures (including, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform) or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

D. Consent of Administrative Agent and Issuing Banks. The Administrative Agent and each of the undersigned Issuing Banks consent to the Commitment Increase and the execution of this Commitment Increase Agreement by the Assuming Lenders.

E. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

F. Miscellaneous. This Commitment Increase Agreement shall be deemed a “Loan Document” as such term is defined in Section 1.01 of the Credit Agreement.

Very truly yours,

ASSUMING LENDER

WELLS FARGO BANK, N.A.

By:	/s/ Ryan Noll
Name: Ryan Noll
Title: Vice President

Accepted and agreed:

HPS CORPORATE LENDING FUND

By:	/s/ Robert Busch
Name: Robert Busch
Title: Chief Financial Officer

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Tom Gillespie
Name: Tom Gillespie
Title: Executive Director

BANK OF AMERICA, N.A., as Issuing Bank

By:	/s/ Sidhima Daruka
Name: Sidhima Daruka
Title: Director

GOLDMAN SACHS BANK USA, as Issuing Bank

By:	/s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as Issuing Bank

By:	/s/ Shane Klein
Name: Shane Klein
Title: Managing Director

SCHEDULE I

Assuming Lender	Commitment Increase
Wells Fargo Bank, N.A.	$150,000,000 (Multicurrency)

EXHIBIT I

OFFICER’S CERTIFICATE

October 24, 2024

JPMorgan Chase Bank, N.A., as

Administrative Agent

500 Stanton Christiana Road

NCC 5, Floor 1

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Ladies and Gentlemen:

On behalf of HPS Corporate Lending Fund (the “Borrower”), I, Robert Busch as Chief Financial Officer of the Borrower, refer to the Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended by that certain Amendment No.1 dated as of October 30, 2023, as further amended by that certain Amendment No. 2 dated as of June 11, 2024 and as further amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. I also refer to the letter dated October 24, 2024 (the “Increase Request”) from the Borrower to the Administrative Agent, requesting that the aggregate amount of the Commitments be increased as set forth therein on the Increase Date (as defined in the Increase Request).

With respect to the Increase Request, I hereby certify in my capacity as an authorized officer of the Borrower and not in any individual capacity that each of the conditions to the related Commitment Increase (as defined in each applicable Increase Request) set forth in Sections 2.08(e)(i)(B), (E) and (F) of the Credit Agreement have been satisfied as of the date hereof.

Very truly yours,

HPS CORPORATE LENDING FUND

By:
Name:	Robert Busch
Title:	Chief Financial Officer